As filed with the Securities and Exchange Commission on April 18, 2014

Registration Statement No. 333-187424

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FEDERAL-MOGUL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-8350090
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

26555 Northwestern Highway

Southfield, Michigan 48033

(248) 354-7700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brett D. Pynnonen

Senior Vice President and General Counsel

Federal-Mogul Holdings Corporation

26555 Northwestern Highway

Southfield, Michigan 48033

(248) 354-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bruce A. Toth, Esq.

Erin G. Stone, Esq.

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Phone: (312) 558-5600

Fax: (312) 558-5700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights, Stock Purchase Contracts and Stock Purchase Units	N/A	N/A	N/A	N/A

(1)	The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-3 (File Nos. 333-187424). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

Explanatory Note

Effective April 15, 2014, Federal-Mogul Corporation (the “Predecessor Company”) completed a corporate reorganization (the “Holding Company Reorganization”) pursuant to which the Predecessor Company became a direct, wholly-owned subsidiary of a new public holding company, Federal-Mogul Holdings Corporation (“Holding Company”). The Holding Company Reorganization was effected by a merger conducted pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”) without a vote of the stockholders of the constituent corporations. In accordance with Section 251(g) of the DGCL, Federal-Mogul MergerCo Inc., a Delaware corporation (“Merger Sub”) and a direct, wholly owned subsidiary of the Holding Company, merged with and into the Predecessor Company, with the Predecessor Company surviving the merger as a direct, wholly owned subsidiary of the Holding Company (the “Merger”). The Merger was completed pursuant to the terms of an Agreement and Plan of Merger among the Predecessor Company, the Holding Company and Merger Sub, dated April 14, 2014 (the “Merger Agreement”). Holding Company is deemed to be the successor issuer of Predecessor Company under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Predecessor Company and Holding Company, as issuer and successor issuer, respectively, under Rule 12g-3 of the Exchange Act, are collectively referred to herein as the “Registrant.”

The Registrant is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3, File No. 333-187424 (the “Registration Statement”), pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statement as a result of the Holding Company Reorganization.

In accordance with Rule 414(d) under the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, now as successor issuer to Predecessor Company pursuant to Rule 12g-3 of the Exchange Act, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The information set forth in this item is incorporated by reference from Item 14 of the Registrant’s registration statement on Form S-3, File No. 333-187424, effective as of May 1, 2013.

Item 15.	Indemnification of Directors and Officers.

The information set forth in this item is incorporated by reference from Item 15 of the Registrant’s registration statement on Form S-3, File No. 333-187424, effective as of May 1, 2013.

Item 16.	List of Exhibits.

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger dated as of December 11, 2007 between Federal-Mogul Corporation and New Federal-Mogul Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated December 11, 2007)

2.2	Agreement and Plan of Merger dated as of April 14, 2014 by and among Federal-Mogul Corporation, Federal-Mogul Holdings Corporation and Federal-Mogul MergerCo Inc. (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K dated April 14, 2014).

3.1	Certificate of Incorporation of Federal-Mogul Holdings Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 14, 2014)

3.2	By-Laws of Federal-Mogul Holdings Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated April 14, 2014)

4.1	Federal-Mogul U.S. Asbestos Personal Injury Trust Agreement by and among the Company, the Future Claimants Representative, the Official Committee of Asbestos Claimants, the Trustees, Wilmington Trust Company, and the members of the Trust Advisory Committee, dated as of December 27, 2007 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 27, 2007)

4.2	Registration Rights Agreement dated as of December 27, 2007 by and among the company, Thornwood Associates Limited Partnership and the Federal-Mogul Asbestos Personal Injury Trust (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K dated December 27, 2007)

4.4†	Form of Indenture relating to the senior debt securities.

4.5†	Form of Indenture relating to the subordinated debt securities.

4.6*	Form of Common Stock Certificate.

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate.

4.9*	Form of Preferred Stock Certificate.

5.1†	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

12.1†	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).

24.1†	Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors of the Registrant.

24.2	Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the Registrant (contained on the signature pages hereto).

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any senior indenture.

25.2**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any subordinated indenture.

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.
**	To be filed separately under the electronic form type 305B2, if applicable.
†	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 18, 2014.

FEDERAL-MOGUL HOLDINGS CORPORATION

By:	/s/ Rajesh Shah
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Rajesh Shah and Brett Pynnonen as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rainer Jueckstock	Co-Chief Executive Officer, Federal-Mogul Holdings Corporation Chief Executive Officer, Powertrain Segment and Director	April 18, 2014
Rainer Jueckstock

/s/ Daniel A. Ninivaggi	Co-Chief Executive Officer, Federal-Mogul Holdings Corporation Chief Executive Officer, Vehicle Components Solutions Segment Chief Executive Officer and Director	April 18, 2014
Daniel A. Ninivaggi

/s/ Rajesh Shah	Senior Vice President and Chief Financial Officer	April 18, 2014
Rajesh Shah

/s/ Jérôme Rouquet	Senior Vice President, Finance, Vehicle Components Solutions Controller and Chief Accounting Officer	April 18, 2014
Jérôme Rouquet

/s/ SungHwan Cho	Director	April 18, 2014
SungHwan Cho

*	Director	April 18, 2014
George Feldenkreis

/s/ Hunter C. Gary	Director	April 18, 2014
Hunter C. Gary

/s/ Carl C. Icahn	Director	April 18, 2014
Carl C. Icahn

*	Director	April 18, 2014
J. Michael Laisure

*	Director	April 18, 2014
Neil S. Subin

*By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen, attorney-in-fact

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger dated as of December 11, 2007 between Federal-Mogul Corporation and New Federal-Mogul Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated December 11, 2007)

2.2	Agreement and Plan of Merger dated as of April 14, 2014 by and among Federal-Mogul Corporation, Federal-Mogul Holdings Corporation and Federal-Mogul MergerCo Inc. (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K dated April 14, 2014).

3.1	Certificate of Incorporation of Federal-Mogul [Holdings] Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated July 28, 2013)

3.2	By-Laws of Federal-Mogul [Holdings] Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated April 14, 2014)

4.1	Federal-Mogul U.S. Asbestos Personal Injury Trust Agreement by and among the Company, the Future Claimants Representative, the Official Committee of Asbestos Claimants, the Trustees, Wilmington Trust Company, and the members of the Trust Advisory Committee, dated as of December 27, 2007 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 27, 2007)

4.2	Registration Rights Agreement dated as of December 27, 2007 by and among the company, Thornwood Associates Limited Partnership and the Federal-Mogul Asbestos Personal Injury Trust (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K dated December 27, 2007)

4.4†	Form of Indenture relating to the senior debt securities.

4.5†	Form of Indenture relating to the subordinated debt securities.

4.6*	Form of Common Stock Certificate.

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate.

4.9*	Form of Preferred Stock Certificate.

5.1†	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

12.1†	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).

24.1†	Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors of the Registrant.

24.2	Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the Registrant (contained on the signature pages hereto).

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any senior indenture.

25.2**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any subordinated indenture.

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.
**	To be filed separately under the electronic form type 305B2, if applicable.
†	Previously filed.